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                                 ROSENBERG RICH
                                  BAKER BERMAN
                                   & COMPANY

                          A PROFESSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS
         380 Foothill Road . P.O. Box 6483 . Bridgewater, NJ 08807-0483 908-231-1000 . FAX: 908-231-6894 . E-Mail: rrbb@net.lynx.com








                                  EXHIBIT 23.2





                  Consent of Independent Certified Public Accountant



        We hereby consent to the incorporation by reference in this Registration Statement on the Post-Effective Amendment No. 1 to Form S-3 our report dated March 19, 1998 except for the "SUBSEQUENT EVENT" note to the financial statements which is dated April 13, 1998, which appears on page 15 of the annual report on Form 10-KSB of Medjet Inc. for the years ended December 31, 1997 and 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                    /s/  Rosenberg Rich Baker Berman and Company



                  Maplewood, New Jersey
                  November 5, 1998









 AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS . SEC PRACTICE SECTION .
      PRIVATE COMPANIES PRACTICE SECTION . NATIONAL ASSOCIATED CPA FIRMS .
                      INDEPENDENT ACCOUNTANTS INTERNATIONAL